EXHIBIT 10.26

UGI CORPORATION
DESCRIPTION OF COMPENSATION ARRANGEMENT
FOR
MONICA M. GAUDIOSI

Monica M. Gaudiosi is Vice President, General Counsel and Secretary of UGI Corporation. Ms. Gaudiosi has an oral compensation arrangement with UGI Corporation which includes the following:

Ms. Gaudiosi:

1.	is entitled to an annual base salary, which for fiscal year 2015 was $435,006;

2.
participates in UGI Corporation’s annual bonus plan, with bonus payable based on the achievement of pre-approved financial and/or business performance objectives that support business plans and strategic goals;

3.	participates in UGI Corporation’s long-term compensation plans, UGI Corporation’s 2004 Omnibus Equity Compensation Plan, as amended, and UGI Corporation’s 2013 Omnibus Incentive Compensation Plan;

4.	will receive cash benefits upon termination of her employment without cause following a change in control of UGI Corporation; and

5.	participates in UGI Corporation’s benefit plans, including the Senior Executive Employee Severance Plan, 2009 Supplemental Executive Retirement Plan for New Employees, and UGI Savings Plan.